UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	October 1, 2009

1ST CONSTITUTION BANCORP
(Exact Name of Registrant as Specified in Charter)

New Jersey	000-32891	22-3665653
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(609) 655-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On October 1, 2009 (the “Notification Date”), 1st Constitution Bancorp (the “Company”) was notified that the audit practice of Beard Miller Company LLP (“Beard”), the Company’s independent registered public accounting firm, was combined with ParenteBeard, LLC (“ParenteBeard”) in a transaction pursuant to which Beard combined its operations with ParenteBeard and certain of the professional staff and partners of Beard joined ParenteBeard either as employees or partners of ParenteBeard.  On the Notification Date, Beard resigned as the independent registered public accounting firm of the Company and, with the approval of the Audit Committee of the Company’s Board of Directors (the “Audit Committee”), ParenteBeard was engaged as the Company’s independent registered public accounting firm on October 6, 2009.

Beard began serving as the Company’s independent registered public accounting firm effective April 22, 2008.  During the two years ended December 31, 2008, and from December 31, 2008 through the Notification Date, there were no disagreements, as described in Item 304 of Regulation S-K and the related instructions thereto (“Regulation S-K”) promulgated by the Securities and Exchange Commission (the “SEC”), between the Company and Beard on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to its satisfaction, would have caused Beard to make reference to the subject matter of such disagreements in connection with its report.

During the two years ended December 31, 2008, and from December 31, 2008 through the Notification Date:

(A)           Beard did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist;

(B)           Beard did not advise the Company that information has come to Beard’s attention that has led it to no longer be able to rely on management’s representations, or that has made it unwilling to be associated with the financial statements prepared by management;

(C)           (1)           Beard did not advise the Company of the need to expand significantly the scope of its audit, or that information has come to Beard’s attention during such time period, that if further investigated may:

(i)           materially impact the fairness or reliability of either a previously issued audit report or the underlying financial statements or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that may prevent it from rendering an unqualified audit report on those financial statements); or

(ii)           cause it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements, and

(2)           Beard did not advise the Company that due to its resignation, it did not so expand the scope of its audit or conduct any further investigation; or

(D)           (1)           Beard did not advise the Company that information has come to Beard’s attention that it has concluded materially impacts the fairness or reliability of either:

(i)           a previously issued audit report or the underlying financial statements; or

(ii)          the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to Beard’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements).

(2)           Beard did not advise the Company that due to its resignation, such an issue has not been resolved to Beard’s satisfaction prior to its resignation.

Beard performed an audit of the Company’s consolidated financial statements for the year ended December 31, 2008. Beard’s report did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the two years ended December 31, 2008 and from December 31, 2008 through the engagement of ParenteBeard as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf consulted ParenteBeard with respect to any accounting or auditing issues involving the Company, and ParenteBeard did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing or financial reporting issue. In particular, there was no discussion between the Company and ParenteBeard regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement, as described in Item 304 of Regulation S-K and the related instructions thereto, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K.  For purposes of the disclosure in this paragraph, no discussions with Beard have been attributed to ParenteBeard.

The Company furnished Beard with a copy of this report prior to filing with the SEC and requested that Beard furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in this report insofar as they relate to Beard’s audit services and engagement as the Company’s independent registered public accounting firm.

Beard has furnished a letter addressed to the SEC dated October 6, 2009, a copy of which is attached hereto as Exhibit 16.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

16.1	Letter from Beard Miller Company LLP to the Securities and Exchange Commission dated October 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date: October 6, 2009	By:	/s/ JOSEPH M. REARDON
Name: Joseph M. Reardon
Title: Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Title
16.1	Letter from Beard Miller Company LLP to the Securities and Exchange Commission dated October 6, 2009